Exhibit 10.3

SYNOVA HEALTHCARE GROUP, INC.

2005 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (“Agreement”), dated as of April 3, 2007 (the “Award Date”), is being entered into by and between Synova Healthcare Group, Inc., a Nevada corporation (the “Company”), and                                          (“Participant”).

Background

The Company has adopted the Synova Healthcare Group, Inc. 2005 Equity Incentive Plan (the “Plan”) providing for the grant, from time to time, of, among other things, awards of restricted stock to its employees, officers and directors, as well as to non-employees and consultants who are in a position to make a significant contribution to the Company’s success. The Board of Directors of the Company (the “Board”) has determined to grant an Award of Restricted Stock under the Plan to Participant, subject to and on the terms and conditions set forth in this Agreement.

Agreement

NOW, THEREFORE, intending to be legally bound, and incorporating the foregoing Background premises, the parties agree as follows:

1. Restricted Stock Award. The Company hereby grants to Participant an Award of Restricted Stock in the amount of 34,574 shares of Common Stock (the “Shares”) pursuant to the Plan, as the same may from time to time be amended, and upon the terms and conditions and subject to the restrictions therein and hereinafter set forth. By executing this Agreement, Participant hereby accepts the Award of Restricted Stock and the terms and conditions of the Agreement.

2. Terms and Conditions.

(a) Vesting. Except as otherwise provided in the Plan and this Agreement, and contingent upon Participant’s continued membership on the Board as of and through the date of the Company’s 2007 Annual Meeting of Stockholders, one hundred percent (100%) of the Shares shall vest and become non-forfeitable on the first anniversary of the Award Date (such anniversary, the “Vesting Date”).

(b) Certificates. Certificates evidencing the Shares shall be issued by the Company and shall be registered in Participant’s name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to, in the case of any particular Shares, the applicable Vesting Date. As a condition to the receipt of this Restricted Stock Award, Participant shall deliver to the Company a stock power, duly endorsed in blank, relating to the Shares.

(c) Effect of Status Change. The provisions of Section 6 of the Plan related to a Status Change of Participant shall apply to this Award. Notwithstanding the foregoing and Section 5.2(c)(3) of the Plan, no payment shall be made to Participant for any forfeited Shares.

(d) Rights as a Stockholder; Dividends. Notwithstanding Sections 7.2 and 11 of the Plan, once (i) Participant makes any required payments in respect of the Shares, (ii) Participant furnishes the Company with any required agreements, and (iii) Participant actually receives the Shares or the Company has physical custody of the certificate(s) evidencing the Shares registered in Participant’s name on the stock transfer books of the Company, Participant shall be the full record and beneficial owner of the Shares. Unless and until such Shares are forfeited or sold or otherwise disposed of, and as record owner, Participant shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights, if any, with respect to the Shares; provided that any cash or in-kind dividends paid with respect to unvested Shares shall be withheld by the Company and shall be paid to Participant, without interest, only when, and if, such Shares shall become vested. As soon as practicable following the vesting of any Shares, but in no event later than March 15 of the calendar year following the calendar year in which the Shares vest, certificates for such vested Shares and any cash dividends or in-kind dividends credited to Participant’s account with respect to such Shares shall be delivered to Participant or Participant’s beneficiary along with the stock power relating thereto.

(e) Restrictive Legends. All certificates representing the Shares shall have affixed thereto legends in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

A TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE SYNOVA HEALTHCARE GROUP, INC. 2005 EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF APRIL 3, 2007, BETWEEN SYNOVA HEALTHCARE GROUP, INC. AND THE HOLDER OF THIS CERTIFICATE. A COPY OF SUCH PLAN AND AGREEMENT IS ON FILE AT THE OFFICES OF SYNOVA HEALTHCARE GROUP, INC.

In addition, the following legend (the “Securities Legend”) shall also be affixed to any certificate representing the Shares:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER APPLICABLE STATE SECURITIES LAWS. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND, IN ANY EVENT, WITHOUT AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY (BOTH AS TO SUCH COUNSEL AND THE FORM AND SUBSTANCE OF SUCH OPINION) THAT THE PROPOSED TRANSACTION WILL BE EXEMPT FROM SUCH REGISTRATION.

3. Representations and Warranties of Participant. Participant acknowledges and understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under applicable state securities laws. Participant hereby agrees, represents and warrants that Participant is acquiring the Shares for Participant’s own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such shares, except as otherwise specifically permitted by the Plan or this Agreement. Participant further agrees that the Shares or any interest therein may not be sold, assigned, exchanged, pledged, encumbered, gifted or otherwise disposed of or transferred by Participant, until the conditions set forth in Section 4 of this Agreement have been satisfied and except as otherwise may be permitted by applicable law, including all applicable federal, state or other securities laws. Participant shall execute and deliver such further instruments, representations, acknowledgments and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or other rule, regulation or law. Subject to the restrictions set forth in the Plan, the Committee may accelerate the time at which the restrictions on all or any part of the Shares shall lapse.

4. Delivery of the Shares; Removal of Restrictions. The Company shall not be obligated to deliver the Shares or remove the Securities Legend from the Shares: (i) until all conditions to the Award have been satisfied or removed, (ii) until, in the opinion of counsel to the Company, all applicable federal and state laws and regulations have been complied with, (iii) if the outstanding Common Stock is at the time listed on any stock exchange or included for quotation on an inter-dealer quotation system, until the Shares to be delivered have been listed or included or authorized to be listed or included on such exchange or system upon official notice of issuance, (iv) if it might cause the Company to issue or sell more shares of Common Stock than the Company is then legally entitled to issue or sell, and (v) until all other legal matters in connection with the issuance and delivery of such shares have been approved by counsel to the Company.

5. Adjustments for Changes in Capitalization of the Company. In the event of any stock dividend, stock split, combination, exchange of equity securities, merger, consolidation, recapitalization, reorganization, divestiture or other distribution (other than ordinary cash dividends) of assets to stockholders, or any other event affecting the Common Stock that the Board deems, in its sole discretion, to be similar circumstances, the Board may make such adjustments as it may deem appropriate, in its discretion, to the Award.

6. Plan and Plan Interpretations as Controlling. The Shares hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations by the Committee or the Board shall be binding and conclusive upon Participant or Participant’s legal representatives with regard to any question arising hereunder or under the Plan. The provisions of the Plan are hereby incorporated in this Agreement by reference. By signing this Agreement, Participant acknowledges that he or she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all of the terms and provisions of the Plan.

7. Participant Service. Nothing in this Agreement shall confer upon Participant the right or obligation to continue to serve as a member of the Board and this Agreement shall not affect Participant’s ability to resign, retire or otherwise be removed from office.

8. Withholding and Social Security Taxes. Upon the vesting of the Shares (or any such earlier time, if any, that an election is made under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision thereto, to include the value of such Shares in taxable income), the Company shall have the right to withhold from Participant’s compensation an amount sufficient to fulfill its or any affiliated person’s obligations for any applicable withholding and employment taxes. Alternatively, the Company may require Participant to pay the Company the amount of any taxes that the Company is required to withhold with respect to the Shares, or, in lieu thereof, to retain or sell without notice a sufficient number of Shares to cover the amount required to be withheld. The Company shall withhold from any cash dividends paid on the Restricted Stock an amount sufficient to cover taxes owed as a result of the dividend payment. The Company’s method of satisfying its withholding obligations shall be solely in the discretion of the Company, subject to applicable federal, state and local laws.

9. Tax Consequences. Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Participant is relying solely on such advisors and not on any statements or representations of Company or any of its agents. Participant understands that Participant (and not Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Participant understands that Section 83 of the Code taxes (as ordinary income) the fair market value of the Shares as of the date any “restrictions” on the Shares lapse. To the extent that a grant hereunder is not otherwise an exempt transaction for purposes of Section 16(b) of the Securities and Exchange Act of 1934 (the “Exchange Act”), with respect to officers, directors and 10% shareholders, a “restriction” on the Shares includes for these purposes the period after the grant of the Shares during which such officers, directors and 10% shareholders could be subject to suit under Section 16(b) of the Exchange Act. Alternatively, Participant understands that Participant may elect to be taxed at the time the Shares are granted rather than when the restrictions on the Shares lapse, or the Section 16(b) period expires, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the Award Date. If Participant makes an election with respect to the Shares under Section 83(b) of the Code, Participant shall deliver to the Company a copy of such election within ten days of the filing of such election with the Internal Revenue Service.

PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION AVAILABLE TO PARTICIPANT UNDER SECTION 83(B) OF THE CODE, EVEN IF PARTICIPANT REQUESTS THAT THE COMPANY OR ITS REPRESENTATIVES MAKE THIS FILING ON PARTICIPANT’S BEHALF.

10. Amendment; Choice of Law; Consent to Jurisdiction. This Agreement and the Plan constitute the entire understanding and agreement between the Company and Participant with respect to the subject matter hereof, and supersede all other negotiations, understandings, discussions, representations (if any) and agreements made by and between such parties with respect to the subject matter hereof. No amendment, supplement or waiver of this Agreement, in whole or in part, shall be binding upon the Company unless in writing and signed by the Chairman and Chief Executive Officer of the Company. This Agreement and the performance of the parties hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania, except that matters of corporate law, power and authority covered by Chapters 78 and 92A, Nevada Revised Statutes, as they may be amended from time to time, or any of their successor provisions, shall be construed in accordance with such provisions. Any action to enforce this Agreement must be brought in, and the parties hereby consent to the jurisdiction of, courts situated in Delaware County, Pennsylvania or the U.S. federal courts located in the Eastern District of Pennsylvania, Philadelphia Division. Each party hereby waives the right to claim that any such court is an inconvenient forum for the resolution of any such action.

11. JURY TRIAL WAIVER. THE PARTIES EXPRESSLY AND KNOWINGLY WAIVE ANY RIGHT TO A JURY TRIAL IN THE EVENT ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT IS LITIGATED OR HEARD IN ANY COURT.

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IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

SYNOVA HEALTHCARE GROUP, INC.

By:
Stephen E. King
Chairman and Chief Executive Officer

PARTICIPANT:

Name: